UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland	20706-4417
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

Upon the direction of the Special Committee of the Board of Directors of Integral Systems Inc., the Company has placed Gary A. Prince, Executive Vice President and Managing Director of Operations, on paid administrative leave pending developments in the previously disclosed informal inquiry by the Securities and Exchange Commission and the Special Committee’s related ongoing independent investigation. The Company cautions that this action does not represent any determination by the Company with regards to the matters that are the subject of the Special Committee’s investigation, that no inferences should be made in connection with this action, and that the Company does not undertake any obligation to provide further updates with regards to any of these matters before the Special Committee’s investigation is completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Peter J. Gaffney
Peter J. Gaffney Chief Executive Officer

Date: November 7, 2006